UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

October 17, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of stockholders of Ethan Allen Interiors Inc. This meeting will be held at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M., local time, on Tuesday, November 13, 2007.

You will find information about the meeting in the enclosed Notice and Proxy Statement.

Your vote is very important and we hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to vote by returning the enclosed proxy card, by registering your vote using the Internet or by telephone. If you attend, you will, of course, be entitled to vote in person.

Sincerely,

M. Farooq Kathwari
Chairman of the Board,
President and Principal Executive Officer

ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The Annual Meeting of stockholders of Ethan Allen Interiors Inc. will be held at the Ethan Allen International Corporate Headquarters on Tuesday, November 13, 2007 at 9:00 A.M., local time, for the purpose of considering and acting upon the following:

1.                The election of directors;

2.                Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year;

3.                Amendment to the 1992 Stock Option Plan;

4.                Approval of the incentive performance components of the New Employment Agreement; and

5.                Such other business as may properly come before the meeting.

The Board of Directors has fixed September 17, 2007 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. We are mailing this notice and the accompanying proxy statement on or about October 17, 2007. We are also enclosing a copy of our 2007 annual report. Whether you plan to attend the meeting in person or not, stockholders are requested to mark, sign, date and return the enclosed proxy card. An envelope is provided requiring no postage for mailing in the United States. You may also vote by telephone or on the Internet (for information and instructions, please see the enclosed proxy card). Your prompt response is appreciated.

By Order of the Board of Directors,
Pamela A. Banks
Secretary
October 17, 2007
Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut 06811

ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

Questions and Answers

Q:             What is a proxy?

A:             A proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you at the upcoming annual meeting in the way that you want to vote. You also may choose to abstain from voting. Ethan Allen Interiors Inc.’s board of directors is soliciting the proxy card enclosed.

Q:             What are the purposes of this annual meeting?

A:             At the Annual Meeting, stockholders will elect three directors, each for a three-year term expiring in 2010. The board’s nominees are: Clinton A. Clark, Kristin Gamble and Edward H. Meyer (See page 4). Stockholders will also vote on (i) ratifying our appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2008; (ii) an amendment to the 1992 Stock Option Plan; and (iii) the incentive performance components of Mr. Kathwari’s new employment agreement. Other than routine or procedural matters, we do not expect any other business will be brought up at the meeting, but if any other business is properly brought up, the persons named in the enclosed proxy will have authority to vote on it as they see fit.

Q:             Who is entitled to vote?

A:             Only record holders of our common shares of stock at the close of business on the record date for the meeting, September 17, 2007, are entitled to vote at the annual meeting. Each common share has one vote.

Q:             How do I vote?

A:             Sign and date each proxy card that you receive and return it in the enclosed envelope. Proxies will be voted as you specify on each card. If you sign and return a proxy card without specifying how to vote, your shares will be voted FOR the election of the director nominees identified in this proxy statement; FOR ratification of our appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2008; FOR the amendment to the 1992 Stock Option Plan; and FOR approval of the incentive performance components of Mr. Kathwari’s new employment agreement. Your shares also will be voted on any other business that comes before the meeting.

Q:             Can I vote by telephone or on the Internet?

A:             Yes. If you hold your shares in your own name, you may vote by telephone or on the Internet by following the instructions set forth in the attached proxy card. If your shares are held through a broker, bank, or other nominee, they will contact you to request your voting instructions and should provide you with information on voting those shares by telephone or on the Internet.

Q:             Can I change my vote after I have voted?

A:             A later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Secretary and request a new proxy card. The last vote we receive before the meeting will be the one counted. You also may change your vote by voting in person at the meeting.

Q:             What does it mean if I get more than one proxy card?

A:             It means that your shares are registered in more than one way. Sign and return all proxy cards or vote each group of shares by telephone or on the Internet to ensure that all your shares are voted.

Q:             Why did our household receive only one proxy statement and annual report this year?

A:             If there are two or more stockholders sharing the same address and you did not withhold your consent to “householding,” we are only sending your household a single copy of our annual report and proxy statement unless we have received contrary instructions from one or more of the stockholders at your address. We believe this householding program will provide you greater convenience and save us the cost of mailing duplicate documents to your home. We will promptly provide additional copies of our 2007 annual report or this proxy statement to the other stockholders in your household if you send a written request to: Office of the Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811, or you may call us at 203-743-8496 to request additional copies. Copies of the annual report, proxy statement and other reports we file with the SEC are also available on our website at www.ethanallen.com/investors or through the SEC’s website at www.sec.gov.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll-free 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and each stockholder at your address will then begin receiving individual copies of our disclosure documents. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact Broadridge Financial Solutions, Inc. to request delivery of a single copy of these materials in the future.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors”) of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”), of proxies for use at the 2007 Annual Meeting of stockholders (the “Annual Meeting”) of the Company to be held on Tuesday, November 13, 2007 at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M., local time, or any adjournment thereof. The Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about October 17, 2007.

VOTING SECURITIES; PROXIES; REQUIRED VOTE

Voting Securities

The Board of Directors has fixed the close of business on September 17, 2007 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 29,767,485 shares of common stock, par value $.01 per share (the “Common Stock”). The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote per share.

Proxies

Horace G. McDonell and Frank G. Wisner, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Each properly executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no directions are indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their vote as to all nominees or withhold their vote as to a specific nominee(s). Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by (i) telephone; (ii) Internet; or (iii) receipt by the Secretary of the Company of either: (a) an instrument revoking the proxy; or (b) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Required Vote

The holders of at least one-third of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in interest of the stockholders present, in person or by proxy, and entitled to vote thereon is required (i) to elect directors; (ii) to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company; (iii) to amend the 1992 Stock Option Plan (“Option Plan”); and (iv) to approve the incentive performance components of the New Employment Agreement (as defined herein).

The election inspectors appointed for the meeting will tabulate the votes cast, in person or by proxy, at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, as to certain shares, those shares will not be considered as present and entitled to vote with respect to that matter.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is presently composed of seven members. The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, with one class of directors elected each year for a three-year term. The term of the directors in class II, which is composed of three directors, expires as of the Annual Meeting.

Clinton A. Clark, Kristin Gamble and Edward H. Meyer are nominated for election at the Annual Meeting, each to serve as a director for a three-year term. If for any reason Mr. Clark, Ms. Gamble or Mr. Meyer becomes unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee(s). It is not anticipated that Mr. Clark, Ms. Gamble or Mr. Meyer will be unavailable for election.

The following sets forth information as to Mr. Clark, Ms. Gamble and Mr. Meyer and each director continuing in office, including his or her age, present principal occupation, other business experience, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company.

Nominees for Election at this Annual Meeting to a Term Expiring in 2010

Clinton A. Clark, 65, was elected as a director of the Company on June 30, 1989. He is the President and sole stockholder of CAC Investments, Inc. (“CAC”) a private investment company he founded in January 1986. Prior to founding CAC, Mr. Clark was Chairman, President and Chief Executive Officer of Long John Silver’s Restaurants, Inc. from 1990 through September 1993 and President and Chief Executive Officer of The Children’s Place, a retail children’s apparel chain he founded in 1968. Mr. Clark is also an investor in and director of several private companies. He is Chairman of the Compensation Committee and a member of the Audit Committee.

Kristin Gamble, 62, was elected as a director of the Company on July 28, 1992. Since 1984, she has been President of Flood, Gamble Associates, Inc., an investment counseling firm. Ms. Gamble was Senior Vice President responsible for equity strategy and economic research with Manufacturers Hanover Trust Company from 1981 to 1984. Prior to that, she held various management positions with Manufacturers Hanover (1977 - 1981), Foley, Warendorf & Co., a brokerage firm (1976 - 1977), Rothschild, Inc. (1971 - 1976) and Merrill, Lynch, Pierce, Fenner & Smith (1968 - 1971). Since May 1995, she has served as a member of the Board of Trustees of Federal Realty Investment Trust. She is a member of the Compensation Committee and the Nominations/Corporate Governance Committee.

Edward H. Meyer, 80, was elected as a director of the Company on May 30, 1991. He is Chairman of the Board and Chief Executive Officer of Ocean Road Advisors, Inc. (“Ocean Road”) an investment management company he founded in 2006. He was the former Chairman of the Board, and Chief Executive Officer of Grey Global Group Inc. (“Grey Global”). Mr. Meyer joined Grey Global in 1956 and in 1964 was appointed Executive Vice President for Account Services. He was thereafter elected President in 1968 and Chief Executive Officer and Chairman in 1970. Mr. Meyer is a director of a number of outside business and financial organizations, including Harman International Industries, Inc. and AllConnect, Inc.

Directors Whose Present Terms Will Continue Until 2009

Richard A. Sandberg, 65, was elected as a director of the Company on November 17, 2003. He is Chief Financial Officer and a Director of Matritech, Inc., a publicly traded developer and manufacturer of cancer diagnostic test products and is acting Chief Financial Officer at Oxford Immunotec, Ltd., a privately held developer and manufacturer of non-cancer diagnostic tests. From January 2004 to July 2007 he also served as Chief Financial Officer of Battery Asset Management, LLC, a firm engaged in foreign currency transactions. Prior to his current positions, Mr. Sandberg held financial and operating positions at Dianon Systems, Inc., a company he founded in 1983, including Chief Executive Officer and Chief Financial Officer, and at private healthcare companies engaged in DNA testing and pharmaceutical development. Since 2005 Mr. Sandberg has been a member of the Board of Directors of North American Scientific, Inc., a publicly traded radiation-based technology company focused on the diagnosis and treatment of cancer. He is a member of the Audit Committee.

Frank G. Wisner, 69, was elected as a director of the Company on July 23, 2001. He is Vice Chairman, External Affairs, of American International Group (“AIG”), the leading United States-based mixed financial services and international insurance organization. Mr. Wisner is also on the board of directors of EOG Resources, Inc. Prior to joining AIG, he was the United States Ambassador to India from July 1994 through July 1997. He retired from the United States Government with the rank of Career Ambassador, the highest grade in the Foreign Service. Mr. Wisner joined the State Department as a Foreign Service Officer in 1961 and served in a variety of overseas and Washington positions during his 36-year career. Among his other positions, Mr. Wisner served successively as United States Ambassador to Zambia, Egypt and the Philippines. Before being named United States Ambassador to India, his most recent assignment was as Under Secretary of Defense for Policy. Prior to that, he was Under Secretary of State for International Security Affairs. He is Chairman of the Nominations/Corporate Governance Committee and, as of November 14, 2006, is a member of the Compensation Committee.

Directors Whose Present Terms Will Continue Until 2008

M. Farooq Kathwari, 63, is the Chairman, President and Principal Executive officer of Ethan Allen Interiors Inc. He has been President of the Company since 1985 and Chairman and Principal Executive Officer since 1988. He received his B.A. degree from Kashmir University in English Literature and Political Science and an M.B.A. in International Marketing from New York University. Mr. Kathwari serves on several not-for-profit organizations, including: Chairman of the National Retail Federation, Chairman of Refugees International, and a Director of the Institute for the Study of Diplomacy at Georgetown University. He has received several recognitions, including the 2007 “Outstanding American by Choice” award from the United States Government, 2005 Eleanor Roosevelt Val-Kill Medal, “National Human Relations Awards” by the American Jewish Committee, Worth Magazine Recognition of one of 50 Best CEO’s in USA, the National Retail Federation Gold Medal, recipient of the International First Freedom Award from the Council for America’s First Freedom, and Ernst & Young’s Entrepreneur of the Year Award.

Horace G. McDonell, 78, was elected as a director of the Company on May 30, 1991. He retired as Chairman and Chief Executive Officer of the Perkin-Elmer Corporation in November 1990. Mr. McDonell served in a number of marketing and executive positions in that company. He was elected President in 1980, Chief Executive Officer in 1984, and Chairman in 1985. He is a past Chairman of the American Electronics Association and a past director of Danbury Health Systems, Hubbell Incorporated, Uniroyal Incorporated, Silicon Valley Group Incorporated and ETEC Incorporated. He is Chairman of the Audit Committee, a member of the Nominations/Corporate Governance Committee and, until November 13, 2006, was a member of the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

CORPORATE GOVERNANCE

The Board of Directors has determined that each of the following directors or director nominees comprising the six non-management directors including all three nominees meet the criteria for

“independent” directors as defined in Section 303A.02 of the listing standards of the New York Stock Exchange (“NYSE Listing Standards”): Clinton A. Clark, Kristin Gamble, Horace G. McDonell, Edward H. Meyer, Richard A. Sandberg and Frank G. Wisner.

Stockholder Communication with Directors

Stockholders or interested parties may communicate with the full board, full committee, individual committee members or individual directors by sending communications to the Office of the Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811 for forwarding to the appropriate director(s). Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to review and promptly forward all correspondence (except advertising material and ordinary business matters) to the full board, full committee, individual director or committee member, as indicated in the correspondence.

Certain Transactions

The Company is party to indemnification agreements with each of the members of the Board of Directors pursuant to which the Company has agreed to indemnify and hold harmless each member of the Board of Directors from liabilities incurred as a result of such director’s status as a director of the Company, subject to certain limitations.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company, or any of its subsidiaries, served as a director of or on the Compensation Committee (or equivalent) of another entity except as otherwise disclosed herein.

Charters, Code and Guidelines

The Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters of its Audit Committee, Compensation Committee and Nominations/Corporate Governance Committee are available on the Company’s website at www.ethanallen.com/governance. Any waiver of the Company’s Code of Business Conduct and Ethics for directors or executive officers may only be made by the Nominations/Corporate Governance Committee, and any waivers or amendments will be disclosed promptly by a posting on our website. Stockholders may request a copy of any of these documents by writing to: Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, CT 06811, Attn: Office of the Secretary.

Meetings and Committees of the Board of Directors

During fiscal year 2007, there were four regularly scheduled meetings of the Board of Directors, one special meeting of the Board of Directors, and the annual meeting of stockholders. Non-employee directors ordinarily meet in executive session without management present immediately after regularly scheduled board meetings. These sessions are chaired by a non-employee director, which chair is rotated annually. Horace G. McDonell currently chairs the independent director meetings. All directors are expected to attend all board meetings, independent director meetings, stockholder meetings and committee meetings, as appropriate. The Board of Directors realizes that conflicts may arise from time to time but expects that each director will make every effort to keep such conflicts to a minimum. All directors who then held office, except Edward H. Meyer and Kristin Gamble, attended the November 14, 2006 annual meeting of stockholders. In fiscal year 2007, except as otherwise set forth hereinafter, there was 93% attendance at all board meetings and committee meetings.

The Board of Directors has established three standing committees: the Audit Committee; the Compensation Committee; and the Nominations/Corporate Governance Committee. Committee membership of each nominee and continuing director are set forth below:

Audit Committee:

Horace G. McDonell (Chairman)
Clinton A. Clark
Richard A. Sandberg

Nominations/Corporate Governance Committee:

Frank G. Wisner (Chairman)
Kristin Gamble
Horace G. McDonell

Compensation Committee:

Clinton A. Clark (Chairman)
Kristin Gamble
Horace G. McDonell (July 1, 2006 – November 13, 2006)
Frank G. Wisner

AUDIT COMMITTEE

The Audit Committee is principally responsible for ensuring the accuracy and effectiveness of the annual audit of the financial statements as conducted by the Company’s internal auditors and independent registered public accounting firm. The duties of the Committee include, but are not limited to: (i) appointing and supervising the Company’s independent registered public accounting firm; (ii) assessing the organization and scope of the Company’s internal audit function; (iii) reviewing the scope of audits to be conducted, as well as the results thereof; (iv) approving audit and non-audit services provided to the Company by the independent registered public accounting firm; and (v) overseeing the Company’s financial reporting activities, including the Company’s system of internal control and the accounting standards and principles applied.

In accordance with SEC regulations, the Audit Committee has approved an Audit Committee Charter, describing the responsibilities of the Audit Committee, a copy of which can be found on the Company’s website at www.ethanallen.com/governance. Each member of the Audit Committee is “independent,” as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE Listing Standards and Item 7(d)(3) of Schedule 14A and is an “audit committee financial expert” as defined under Item 401 of Regulation S-K of the Securities Exchange Act of 1934.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process, including the Company’s system of internal control, on behalf of the Board of Directors. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed, with management, the audited financial statements contained within the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, in compliance with the Sarbanes-Oxley Act of 2002 (“SOX”), the Audit Committee reviewed with management and KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), the effectiveness of the Company’s internal control over financial reporting as of June 30, 2007.

The Audit Committee reviewed with KPMG, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment(s) as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee also reviewed such other matters as are required to be discussed under auditing standards of the Public Company Accounting Oversight Board (United States), including Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from KPMG the written disclosures required by Independence Standards Board Standard No. 1 and has discussed with KPMG the auditors’ independence from management and the Company.

The Audit Committee discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s system of internal control and the overall quality of the Company’s financial reporting practices. The Audit Committee held 9 meetings during fiscal year 2007, which included, but were not limited to, the review of the quarterly Form 10-Q filings and annual Form 10-K filing.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 for filing with the SEC.

HORACE G. McDONELL, CHAIRMAN
CLINTON A. CLARK
RICHARD A. SANDBERG

NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE

The duties of the Nominations/Corporate Governance Committee include, but are not limited to, the duty to: (i) develop qualification criteria for board members and nominate or recommend to the Board of Directors individuals to serve on the Board of Directors; (ii) review and monitor the Company’s corporate governance policies and guidelines, including the Company’s trading policy for its directors and executive officers; and (iii) make an annual assessment of the Board’s performance and report to the Board of Directors. The Nominations/Corporate Governance Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in the Company’s Amended and Restated By-Laws (“By-Laws”). The By-Laws of the Company permit stockholders, as of the Record Date, to nominate director candidates at the annual meeting, subject to certain notification requirements. (See “Stockholder Proposals and Nomination of Directors” under Other Matters, beginning on page 35 herein, for information on how to submit a proposal or nominate a director.) The Nominations/Corporate Governance Committee believes that as a result of the provisions in the By-Laws, any separate policy relating to stockholder proposals or nominations by the Nominations/Corporate Governance Committee would be duplicative. Each member of the Nominations/Corporate Governance Committee is “independent” as defined in Section 303A.02 of the NYSE Listing Standards. The Nominations/Corporate Governance Committee held 2 meetings during fiscal year 2007.

The Nominations/Corporate Governance Committee seeks candidates who demonstrate a willingness and ability to prepare for, attend and participate in all board and committee meetings and whose experience and skill would complement the then existing mix of directors. The Nominations/Corporate Governance Committee gathers suggestions as to individuals who may be available to meet the Board of Directors’ future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which a member of the Nominations/Corporate Governance Committee or the Board of Directors have had business dealings, and undertakes a preliminary review of the individuals suggested. At such times as the Nominations/Corporate Governance Committee determines that a relatively near term need exists and the Nominations/Corporate Governance Committee believes that an individual’s qualities and skills would complement the then existing mix of directors, the Nominations/Corporate Governance Committee or its Chairman will contact the individual. The Chairman will, after such contact, discuss the individual with the Nominations/Corporate Governance Committee. Based on the Nominations/Corporate Governance Committee’s evaluation of potential nominees and the Company’s needs, the Nominations/Corporate Governance Committee determines whether to nominate the individual for election as a director. While the Nominations/Corporate Governance Committee has not, in the past, engaged any third party firm or consultant to identify or evaluate nominees, the Nominations/Corporate Governance Committee, in accordance with its charter, may do so in the future. There are no differences in the manner in which the Nominations/Corporate Governance Committee evaluates nominees for director recommended by a stockholder.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, owners of over 10% of our Common Stock, and some persons who formerly were directors, executive officers, or over 10% owners, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and furnish us with a copy of each report filed. Based solely on our review of copies of the reports by some of those persons and written representation from others that no reports were required, the Company believes that during fiscal year 2007 all Section 16(a) filing requirements were observed.

Security Ownership of Common Stock of Certain Owners and Management

The following table sets forth, as of September 17, 2007, except as otherwise noted, information with respect to beneficial ownership of the Common Stock in respect of: (i) each director and Named Executive Officer (as defined herein) of the Company; (ii) all directors and Named Executive Officers of the Company as a group; and (iii) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and/or 13(g) of the Securities Act of 1934, as amended (the “Exchange Act”), each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Common Stock Percentage Ownership(1)
Directors and Executive Officers:
M. Farooq Kathwari(2)	3,973,019	12.83%
Edward H. Meyer(3)	85,440	*
Horace G. McDonell(4)	59,244	*
Kristin Gamble(5)	34,000	*
Clinton A. Clark(6)	25,198	*
Richard A. Sandberg(7)	8,000	*
Frank G. Wisner(8)	15,600	*
Edward Teplitz(9)	18,500	*
Corey Whitely(10)	11,782	*
Nora Murphy(11)	6,500	*
Jeffrey Hoyt(12)	1,687	*
All executive officers and directors as a group(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	4,238,970	13.62%
Other Principal Stockholders:
FMR Corp.(13)	3,213,220	10.79%
Royce & Associates, LLC(14)	3,183,795	10.70%
AMVESCAP PLC(15)	2,611,043	8.77%
Lord, Abbett & Co., LLC(16)	2,596,039	8.72%
Artisan Partners LP(17)	2,106,000	7.07%
Barclays Global Investors Japan Limited(18)	1,702,389	5.72%

*                    Indicates beneficial ownership of less than 1% of shares of Common Stock.

(1)          Information presented herein reflects beneficial share ownership and includes stock-based compensation awards and outstanding options granted under the 1992 Stock Option Plan (the “Stock Options”), which as of September 17, 2007, are currently exercisable or will become exercisable within sixty (60) days.

(2)          Includes (a) 2,767,302 shares owned directly by Mr. Kathwari, (b) options to purchase 1,200,050 shares of Common Stock, and (c) 5,667 shares held indirectly by Mr. Kathwari in the Ethan Allen Retirement Savings Plan. The address of Mr. Kathwari is Ethan Allen Drive, Danbury, CT 06811.

(3)          Includes (a) 61,440 shares owned directly by Mr. Meyer, and (b) options to purchase 24,000 shares of Common Stock. The address of Mr. Meyer is Ethan Allen Drive, Danbury, CT 06811.

(4)          Includes (a) 35,244 shares owned directly by Mr. McDonell, and (b) options to purchase 24,000 shares of Common Stock. The address of Mr. McDonell is Ethan Allen Drive, Danbury, CT 06811.

(5)          Includes (a) 10,000 shares owned directly by Ms. Gamble, and (b) options to purchase 24,000 shares of Common Stock. The address of Ms. Gamble is Ethan Allen Drive, Danbury, CT 06811.

(6)          Includes (a) 13,198 shares owned directly by Mr. Clark, and (b) options to purchase 12,000 shares of Common Stock. The address of Mr. Clark is Ethan Allen Drive, Danbury, CT 06811.

(7)          Includes (a) 500 shares owned directly by Mr. Sandberg, and (b) options to purchase 7,500 shares of Common Stock. The address of Mr. Sandberg is Ethan Allen Drive, Danbury, CT 06811.

(8)          Includes (a) 100 shares owned directly by Mr. Wisner, and (b) options to purchase 15,500 shares of Common Stock. The address of Mr. Wisner is Ethan Allen Drive, Danbury, CT 06811.

(9)          Includes options to purchase 18,500 shares of Common Stock held by Mr. Teplitz. The address of Mr. Teplitz is Ethan Allen Drive, Danbury, CT 06811.

(10)   Includes (a) 607 shares of Common Stock held indirectly by Mr. Whitely in the Ethan Allen Retirement Savings Plan, and (b) options to purchase 11,175 shares of Common Stock. The address of Mr. Whitely is Ethan Allen Drive, Danbury, CT 06811.

(11)   Includes options to purchase 6,500 shares of Common Stock held by Ms. Murphy. The address of Ms. Murphy is Ethan Allen Drive, Danbury, CT 06811.

(12)   Includes options to purchase 1,687 shares of Common Stock held by Mr. Hoyt. The address of Mr. Hoyt is Ethan Allen Drive, Danbury, CT 06811.

(13)   FMR Corp. (“FMR”), a parent holding company of certain institutional investment managers registered under the Exchange Act and certain other entities, beneficially owned 3,213,220 shares of Common Stock as per their Schedule 13G filing with the SEC on January 10, 2007. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(14)   Royce & Associates, LLC (“Royce”), an institutional investment manager registered under the Exchange Act, beneficially owned 3,183,795 shares of Common Stock as per their Schedule 13G filing with the SEC on January 9, 2007. The address of Royce is 1414 Avenue of the Americas, New York, New York 10019.

(15)   AMVESCAP PLC (“AMVESCAP”), a U.K. entity and an institutional investment manager registered under the Exchange Act, beneficially owned 2,611,043 shares of Common Stock per their Schedule 13G filing with the SEC on February 13, 2006. The address of AMVESCAP is 30 Finsbury Square, London EC2A 1AG England.

(16)   Lord, Abbett & Co., LLC (“Lord”), an institutional investment manager registered under the Exchange Act, beneficially owned 2,596,039 shares of Common Stock as per their Schedule 13G filing with the SEC on February 14, 2007. The address of Lord is 90 Hudson Street, Jersey City, New Jersey 07302.

(17)   Artisan Partners LP (“Artisan”), an institutional investment manager registered under the Exchange Act, beneficially owned 2,106,000 shares of Common Stock as per their Schedule 13G filing with the SEC on January 26, 2007. The address of Artisan is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(18)   Barclays Global Investors Japan Limited (“Barclays-Japan”), an institutional investment manager registered under the Exchange Act, beneficially owned 1,702,389 shares of Common Stock as per their Schedule 13G filing with the SEC on January 23, 2007. The address of Barclays-Japan is 45 Fremont Street, San Francisco, CA 94105.

COMPENSATION COMMITTEE

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to provide material information about the Company’s compensation objectives and policies for its Named Executive Officers and to put into perspective the tabular disclosures and related narratives.

Compensation Philosophy and Objectives

The Company’s executive compensation philosophy is focused on attracting, retaining and motivating a qualified management team and aligning their interests with the long-term interests of stockholders. This is accomplished by creating compensation packages which are competitive within the industries in which the Company operates, fair and equitable among the executives and which provide incentives for the long-term success and performance of the Company. Compensation is allocated among base salary, annual cash incentive compensation and long-term equity incentives. Incentive compensation is designed to reward achievement within areas under the control of the relevant employee, although Company-wide performance is also a significant factor. We consider the cost to the Company when we make decisions on compensation packages. As the level of responsibility increases, the portion of an executive’s compensation tied to the Company’s and the executive’s personal performance will be proportionately greater. Finally, we endeavor to ensure that the Company’s compensation program is perceived as fundamentally fair to all stakeholders.

The duties of the Compensation Committee include, but are not limited to: (i) reviewing and making determinations with regard to the employment arrangements and compensation for the Principal Executive Officer, President and Principal Financial Officer or Treasurer; and (ii) considering and either accepting, modifying or rejecting the Principal Executive Officer’s recommendations as to incentive compensation for other executives. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2007. The Compensation Committee, in accordance with its charter, may engage any third party firm or consultant in fulfilling its responsibilities. The Compensation Committee held 3 meeting during fiscal year 2007.

General Policies Regarding Compensation of Named Executive Officers

The Compensation Committee’s goal is to establish compensation levels and administer executive compensation plans which serve to: (1) attract and retain high quality managerial and executive talent; (2) reward executives for superior performance; and (3) structure appropriate incentives for executives to produce sustained superior performance in the future. Generally, in assessing the compensation arrangements for Named Executive Officers, other than the Principal Executive Officer, the Compensation Committee solicits recommendations from the Principal Executive Officer relating to discretionary annual cash incentive compensation and long-term equity incentives such as stock option grants, which it considers, and either accepts, modifies or rejects.

Overview of Process and Compensation Components

The compensation for our executives, including our President and Principal Executive Officer, is comprised of three primary elements:  base salary, annual cash incentive compensation and long-term equity incentives. We also provide perquisites, a retirement savings plan and, for selected executives, employment and post-employment agreements. The Company does not maintain a stock ownership policy.

During fiscal year 2007, the Compensation Committee maintained a cash bonus program (See “Cash Bonus” under Executive Compensation beginning on page 16) with terms consistent with recommendations made by the President and Principal Executive Officer.

The President and Principal Executive Officer makes recommendations to the Compensation Committee with respect to selected other executives. The other executives are not present at the time of deliberations, although, the President and Principal Executive Officer is present. The Compensation Committee may accept or adjust such recommendations. The Compensation Committee reviews, annually, the performance and compensation of the President and Principal Executive Officer. When developing an employment agreement for the President and Principal Executive Officer we engage the services of an independent third-party consultant which gathers relevant market information. We analyze such market information in developing the compensation package. We also receive input from legal counsel, as appropriate.

To assist in developing the terms of the Employment Agreement (hereafter defined), the Compensation Committee retained Sibson Consulting, and met with such consultant over a period of six months. In determining the level of compensation appropriate for Mr. Kathwari, the Compensation Committee reviewed employment contracts of chief executive officers in companies within the home furnishings and retail industries of a size and complexity comparable to the Company. In addition, the Compensation Committee and Mr. Kathwari agreed to include a substantial incentive component in the Employment Agreement. As a result, a large part of Mr. Kathwari’s potential compensation is in the form of stock options, restricted stock awards, and a bonus based on the Company’s Operating Income (as defined in the Employment Agreement). The Compensation Committee believes that Mr. Kathwari’s compensation is appropriate in light of Mr. Kathwari’s contributions to the Company, his responsibility for and implementation of the strategic plan of the Company and the brand as well as his experience within the home furnishings industry, including his knowledge and background with respect to both manufacturing and retailing. The terms of Mr. Kathwari’s compensation for fiscal year 2007 were governed by the Employment Agreement, details of which can be found under “Executive Compensation—Employment Agreements” beginning on page 20 herein.

Whether a stock option grant will be made to a Named Executive Officer, and if so in what amount, is based upon: (i) the subjective evaluation, by the President and Principal Executive Officer of the Named Executive Officer’s potential contribution to the Company’s future success; (ii) the level of incentive already provided by the number and term of the Named Executive Officer’s existing stock option holdings; and (iii) the market price of the Common Stock. Annually we allocate to the President and Principal Executive Officer a block of options to be granted throughout the fiscal year to recruit executives and reward employees including the Named Executive Officers. In fiscal year 2007, we allocated 75,000 options to the President and Principal Executive Officer. The President and Principal Executive Officer granted 18,000 of such options in fiscal year 2007. Options are granted to directly align the interest of employees, including the Named Executive Officers, to the appreciation on the Common Stock. Options typically vest twenty-five (25%) percent per year beginning one year after the grant date, with full vesting over a four (4) year period. The term of such options is ten (10) years, after which the options expire, unless the employee separates earlier from the Company, at which point the options expire 90 days after such separation. The exercise price is established as of the date of grant.

In determining the size of individual option grants, stock unit awards and restricted stock awards, the Compensation Committee considers the aggregate number of shares available, which is, in turn, a function of: (i) the level of stockholders’ dilution; (ii) the number of shares previously authorized by stockholders and remaining available; and (iii) the number of individuals to whom the Company wishes to grant stock options, stock unit awards and/or restricted stock awards. The Compensation Committee also considers the range of potential compensation levels that may be yielded by the options or awards. Furthermore, the Compensation Committee may consider the size of option grants, stock unit or restricted stock awards by those companies with which it believes the Company competes for executives, especially within the home furnishings industry. The Compensation Committee reserves the discretion to consider any factors it considers relevant, and to give all factors considered the relative weight it considers appropriate under the circumstances then prevailing, in reaching its determination regarding the size and timing of option grants, stock unit awards and restricted stock awards. The timing of option grants is neither date nor event specific. However, the Company has historically granted options in the last quarter of each fiscal year. Grants of stock options to the Company’s executives under the Option Plan provides an incentive to executives and managerial staff to achieve the Company’s long-term performance objectives.

Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with Named Executive Officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Conclusion

The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and practices described above, a significant portion of the Company’s executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Compensation Committee believes equity compensation, in the form of stock options, restricted stock, and stock units is vital to the long-term success of the Company. The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company’s business may result in highly variable compensation for a particular time period.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based upon the review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

CLINTON A. CLARK, CHAIRMAN
KRISTIN GAMBLE
FRANK G. WISNER

Executive Compensation

Set forth below is a description of the business experience of each Named Executive Officer, other than Mr. Kathwari, whose experience is set forth above under Proposal 1, Election of Directors, of the Company:

Jeffrey Hoyt, 37, has served as Vice President, Finance since May 2003, becoming Treasurer in April 2005. He is responsible for the development and execution of the Company’s financial policies and practices, serving as both Principal Financial Officer and Principal Accounting Officer. Mr. Hoyt joined the Company in August 2002 as Director, Corporate Accounting and Financial Reporting. Prior to that, Mr. Hoyt worked for KPMG LLP for ten years. He holds a B.S. in Accounting from Fairfield University and is a licensed CPA in the State of Connecticut. Mr. Hoyt resigned his position effective as of the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Edward Teplitz, 46, has served as Vice President, Retail Division since May 2003 and Executive Vice President of our subsidiary, Ethan Allen Retail, Inc. since 2005. He is responsible for the oversight and operation of the Company’s retail division. Mr. Teplitz joined the Company in 2001 as Vice President, later becoming Chief Financial Officer. Prior to joining the Company he was an Ethan Allen licensee in

Pittsburgh, Pennsylvania and Cleveland, Ohio. Prior to that, Mr. Teplitz worked in the corporate finance department of E.F. Hutton & Company and FLIC (USA), Inc. Mr. Teplitz resigned his position as of October 3, 2007.

Corey Whitely, 47, has served as Vice President, Operations since 2003 and Executive Vice President of our subsidiary, Ethan Allen Operations, Inc., since 2005. He is responsible for overseeing the Company’s manufacturing, logistics processes and information systems. Mr. Whitely joined the Company in 1988 in the retail division and has held positions of increasing responsibilities including the areas of information technology, logistics and manufacturing. Mr. Whitely also serves on the Board of Directors of the Connecticut Retail Merchants Association, a statewide group representing retailers in Connecticut, and is a member of the National Retail Federation’s CIO Council which is the industry’s committee of IT leaders. Mr. Whitely was promoted on October 5, 2007 to the position of Executive Vice President, Operations.

Nora Murphy, 47, has served as Vice President, Style, since October 2001. Ms. Murphy is responsible for directing and coordinating the style, presentation, and design of the company’s products, design centers, and branding. Ms. Murphy began working for Ethan Allen as a consultant in 1992. For twenty years she was the principal of the design firm Balogh Murphy Renderings, which specialized in residential interior design and architectural and interior renderings. Ms. Murphy has designed furniture for Polo Ralph Lauren, where she held the title of product design manager. Ms. Murphy studied interior design at the Fashion Institute of Technology, in New York City. Ms. Murphy was promoted on October 5, 2007 to the position of Executive Vice President, Style and Advertising.

Summary Compensation Table

The following table sets forth, as to the Principal Executive Officer, Principal Financial Officer and the three next most highly compensated officers (the “Named Executive Officers”), information concerning all compensation paid or accrued for services rendered in all capacities to the Company during the fiscal year ended June 30, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option awards ($)	All other compensation ($)(1)		Total ($)
M. Farooq Kathwari, Chairman of the Board, President and Principal Executive Officer	2007	$1,100,000	$168,000	—	$161,749	(2)	$1,429,749
Jeffrey Hoyt, Principal Financial Officer(3)	2007	$175,000	$55,000	$15,700	$1,300		$247,000
Edward Teplitz, Vice President, Retail Division(3)	2007	$250,000	$115,000	$41,163	$1,300		$407,463
Corey Whitely, Vice President, Operations(3)	2007	$225,000	$90,000	$18,157	$1,300		$334,457
Nora Murphy, Vice President, Style(3)	2007	$195,000	$85,000	$23,315	$1,300		$304,615

(1)          Includes contributions by the Company of $1,300 each pursuant to the Ethan Allen Retirement Savings Plan for fiscal year 2007.

(2)          The following is a detailed table outlining Mr. Kathwari’s other compensation. Amounts reflected below represents actual amounts charged to the Company’s operations during the fiscal year ended

June 30, 2007. In addition, there were other incremental costs incurred by the Company for: (i) a Company car ($78,438); (ii) a club membership ($15,442); and (iii) a Company plane ($291,842) all of which were used solely for business purposes. It is Mr. Kathwari’s practice to reimburse the Company for any incremental costs relating to his personal use of the Company plane and club membership. See also Executive Perquisites/Other Personal Benefits on page 19.

Life insurance premiums	$35,000
Company car	$1,500
Retirement contract (change in value)	$11,416
Restricted Stock book account (change in value)	$14,253
Cash dividends on Stock Units	$98,280
401(k)—Company match	$1,300
Total	$161,749

(3)          Mr. Hoyt resigned his position effective with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Mr. Teplitz resigned his position as of October 3, 2007. On October 5, 2007 Mr. Whitely was promoted to Executive Vice President, Operations and Ms. Murphy was promoted to Executive Vice President, Style and Advertising.

Cash Bonus

Each Named Executive Officer, along with other executives and key employees, is eligible for an annual cash bonus. Cash bonuses are intended: (i) to reward key employees based upon both the Company’s performance and the individual’s performance; (ii) to motivate key employees; and (iii) to provide competitive cash compensation opportunities.

For fiscal year 2007, the Company’s Compensation Committee maintained a cash bonus program (the “Bonus Program”) for managerial employees of the Company. The amount made available for fiscal year 2007 is based upon actual bonus payments to managerial employees, other than Mr. Kathwari, for fiscal year 2006, as adjusted for actual operating performance of the Company and changes in headcount. The Bonus Program had two components: (i) an aggregate of $2,138,000 in cash to be distributed to managerial employees, other than Mr. Kathwari, in amounts recommended by Mr. Kathwari; and (ii) as to Mr. Kathwari, an amount determined in accordance with the Employment Agreement. In light of the Company’s performance for fiscal year 2007 and in accordance with the bonus formula in the Employment Agreement, the Compensation Committee approved a bonus of $168,000 for Mr. Kathwari.

Equity Incentives

Stock Units and Restricted Stock

We grant stock units and restricted stock in limited circumstances to provide competitive pay packages. These grants are designed primarily to retain qualified executives since the employee cannot sell shares during the restriction period, which is of variable duration, including up until the date of separation from the Company. These grants are used to align the Named Executive Officer with long-term stockholder value.

The accounting cost of restricted stock and stock unit awards, for which the exercise price is zero, is calculated based on the closing price of a single share of Common Stock on the date of the award.

Non-qualified stock options

Stock options granted with exercise prices equal to 100% of the underlying Common Stock market value, based on the closing price of a single share of Common Stock on the date of grant, are currently the Company’s primary long term compensation vehicle for executives and managerial staff. The Compensation Committee believes that stock options align the interests of management with those of the Company’s stockholders, providing appropriate incentive to motivate management, thereby increasing stockholder return.

The Company has issued options to purchase shares of Common Stock pursuant to the Option Plan. See Note 11 to “Notes to Consolidated Financial Statements” in the Company’s Annual Report as of June 30, 2007 filed on Form 10-K. The Company has registered the issuance of the shares of Common Stock which will be issuable upon exercise of such options.

The accounting cost of stock option grants is determined on the date of grant and recognized over the applicable vesting period. We estimate, as of the date of grant, the fair value of stock options awarded using the Black-Scholes option-pricing model. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs, including anticipated changes in the underlying stock price (i.e. expected volatility) and option exercise activity (i.e. expected life). Expected volatility is based on the historical volatility of our Common Stock and other contributing factors. The expected life of options granted, which represents the period of time that the options are expected to be outstanding, is based, primarily, on historical data. The actual value of the option that employees will realize, if any, is not known until the options are exercised, if at all.

Grants of Plan-Based Awards

Name	Grant Date	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of option awards ($)
M. Farooq Kathwari	―	―	―	―
Jeffrey Hoyt	6/4/2007	1,000	$36.71	$9,850
Edward Teplitz	6/4/2007	2,000	$36.71	$19,700
Corey Whitely	6/4/2007	2,000	$36.71	$19,700
Nora Murphy	6/4/2007	2,500	$36.71	$24,625

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
	Number Exercisable	Number Unexerciseable	Option Price	Expiration	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
M. Farooq Kathwari	750,000	—	$27.52	9/17/2007	10,500	$359,625
	50	—	$25.00	3/31/2010	—	—
	600,000	—	$31.02	8/1/2012	—	—
	400,000	—	$35.53	8/1/2013	—	—
	200,000	—	$37.15	8/2/2014	—	—
Jeffrey Hoyt	250	—	$29.55	4/14/2013	—	—
	500	500	$41.35	3/25/2014	—	—
	750	750	$31.15	5/27/2015	—	—
	187	563	$36.56	6/27/2016	—	—
	—	1,000	$36.71	6/4/2017	—	—
Edward Teplitz	7,000	—	$29.23	9/16/2011	—	—
	7,000	—	$29.55	4/14/2013	—	—
	3,000	1,000	$41.35	3/25/2014	—	—
	1,250	1,250	$31.15	5/27/2015	—	—
	250	750	$36.56	6/27/2016	—	—
	—	2,000	$36.71	6/4/2017	—	—
Corey Whitely	1,500	—	$32.67	6/15/2008	—	—
	1,500	—	$30.75	10/1/2009	—	—
	50	—	$25.00	3/31/2010	—	—
	4,000	—	$38.79	4/18/2012	—	—
	1,500	—	$29.55	4/14/2013	—	—
	1,125	375	$41.35	3/25/2014	—	—
	1,250	1,250	$31.15	5/27/2015	—	—
	250	750	$36.56	6/27/2016	—	—
	—	2,000	$36.71	6/4/2017	—	—
Nora Murphy	2,625	—	$38.79	4/18/2012	—	—
	500	—	$29.55	4/14/2013	—	—
	1,875	625	$41.35	3/25/2014	—	—
	1,250	1,250	$31.15	5/27/2015	—	—
	250	750	$36.56	6/27/2016	—	—
	—	2,500	$36.71	6/4/2017	—	—

Option Exercises and Stock Vested

	Option Awards			Stock Awards
	Number of shares acquired on exercise (#)		Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
M. Farooq Kathwari	750,000	(1)	$13,159,975	4,200	$156,786
Jeffrey Hoyt	—		—	—	—
Edward Teplitz	—		—	—	—
Corey Whitely	—		—	—	—
Nora Murphy	1,500		$14,055	—	—

(1)          Upon exercise, Mr. Kathwari tendered 555,531 shares in payment of the exercise cost and related tax withholding liability resulting in 194,469 net new shares being issued.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of June 30, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(3)
Equity compensation plans approved by security holders(1)	2,556,750	$29.72	1,441,479
Equity compensation plans not approved by security holders(2)	—	—	—
Total	2,556,750	$29.72	1,441,479

(1)          Amount includes stock options outstanding under our Option Plan as well as unvested shares of restricted stock and vested Stock Units which have been provided for under the provisions of the Option Plan. See Note 11 to our Consolidated Financial Statements included under Item 8 of the Annual Report.

(2)          As of June 30, 2007, we do not maintain any equity compensation plans which have not been approved by our shareholders.

(3)          Amount includes 997,270 shares approved by security holders in November 2006 and reserved for future issuance under the Option Plan.

Executive Perquisites/Other Personal Benefits

Benefits offered to Named Executive Officers are similar to those offered to all employees. In addition, the Company provides nominal perquisites and believes that its perquisites are reasonable and consistent with the overall executive compensation program. In 2007, with the exception of Mr. Kathwari, the Named Executive Officers did not receive any perquisites. Mr. Kathwari received (1) access to and use of a Company car (including driver, gas, registration, title, insurance and maintenance); (2) reimbursement of life insurance premiums up to $35,000; (3) a retirement contract; (4) 401(k) Company match; (5) interest on a restricted stock book account established pursuant to his Employment Agreement; and (6) dividend equivalent payments on Stock Units awarded pursuant to his prior employment agreement. Mr. Kathwari’s use of the airplane, and club membership are as a convenience to the Company and are for business purposes. (See footnote 2—Summary Compensation Table on page 15.)

The Named Executive Officers are eligible to participate in the same retirement benefit programs we offer to salaried employees at the corporate level. Our current program is a 401(k) plan with company-provided match. In addition, Mr. Kathwari is entitled to benefits under a retirement payment contract. Pursuant to the terms of the retirement payment contract and provided Mr. Kathwari remained employed up until the age of fifty (50), the Company is required to make monthly retirement payments computed as follows: $15,000 multiplied by the number of years Mr. Kathwari remains employed by the Company after attaining the age of fifty (50) (not to exceed ten (10) years) which sum shall be divided by 120. Payment of such resultant sum shall commence on the date Mr. Kathwari attains the age of sixty-five and shall be paid until the earlier to occur of a) 120 monthly payments or b) the death of Mr. Kathwari. Such retirement payment is subject to cost of living adjustments. In the event Mr. Kathwari shall die before receiving all retirement payments Mr. Kathwari’s widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of a) her death or b) the cumulative payment of 120 monthly payments to Mr. Kathwari and his widow.

The Ethan Allen Retirement Savings Plan

The Company established the Ethan Allen Profit Sharing and 401(k) Retirement Plan, now known as the Ethan Allen Retirement Savings Plan, effective July 1, 1994 (the “Retirement Plan”), as a result of the merger of the Company’s and/or its subsidiaries’ profit sharing and 401(k) plans. The Retirement Plan covers all employees who have completed at least three months of service.

The 401(k) portion of the Retirement Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. The Company may, at its discretion, fully match the first $500 of a participant’s before tax contribution and one-half of the next $1,600 of a participant’s before tax contribution, up to a maximum of $1,300 each year. Except as otherwise noted in the Summary Compensation Table on page 15, the Company made matching contributions to the Retirement Plan of $1,300 for fiscal year 2007 for each of the Named Executive Officers. Participant contributions and employer matching contributions are immediately and fully vested.

Under the Profit Sharing portion of the Retirement Plan, contributions can be made only by the Company and are at the sole discretion of the Company. Contributions are allocated among all Retirement Plan participants in the same ratio as a participant’s covered remuneration bears to that of all Retirement Plan participants. The Company made no profit sharing contributions during fiscal year 2007.

The Retirement Plan is the primary vehicle for providing retirement income to Company employees. The Retirement Plan is administered by Ethan Allen Global, Inc. with J.P. Morgan as Investment Manager and Record Keeper. Investment options currently offered under the Retirement Plan include two collective trusts, nine mutual funds, three strategic allocation funds, employer common stock, and a self-directed brokerage fund. Participants direct the investment of their amounts under the Retirement Plan and may choose from some or all of the investment options designated by the Retirement Committee from time to time.

Employment Agreements

As of July 1, 2002, Mr. Kathwari and the Company entered into an employment agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company has agreed to continue to employ Mr. Kathwari as Chairman, President and Principal Executive Officer of the Company and Ethan Allen Global, Inc., by assignment from Ethan Allen Retail, Inc., for a period of five years commencing July 1, 2002, with two automatic one-year extensions commencing on each of July 1, 2007, and July 1, 2008 (each, an “Anniversary Date”), unless notice is given by either Mr. Kathwari or the Company not later than 12 months prior to an Anniversary Date. As of the date hereof no such notice has been given. Pursuant to the terms of the Employment Agreement, Mr. Kathwari will receive a base salary of $850,000 per year, subject to an annual increase upon the review and recommendation of the Compensation Committee, with automatic annual cost-of-living increases.

Pursuant to the terms of the Employment Agreement, Mr. Kathwari is entitled to an annual incentive bonus based upon the Company’s operating income, as adjusted. Specifically, the Company’s operating income will be as set forth in the Company’s audited financial statements as of June 30th of each fiscal year adjusted by adding thereto the charges, expenses or accruals, if any, charged against such operating income for (1) non-recurring or extraordinary items, (2) incentive bonuses under the Employment Agreement, (3) the issuance to the Company’s executives, managers, employees, dealers and other business associates of capital stock of the Company, or the issuance to, or exercise by, such persons of options, warrants or other rights to acquire capital stock of the Company, or stock appreciation rights of the Company or similar equity equivalents, including restricted stock awards and stock options contemplated by the Employment Agreement, and (4) any increased depreciation, amortization or other changes resulting from purchase accounting adjustments (provided, however, that no such adjustments will be made under this clause (4) with respect to acquisitions occurring prior to the effective date of the Employment Agreement) (“Operating Income”). The calculation of Operating Income will be confirmed by the Company’s independent public accountants or any other independent, recognized financial or accounting expert retained by the Compensation Committee. If the Company’s Operating Income for the fiscal year ended June 30, 2007, was $117.2 million (the “Threshold”) or less, he would receive no incentive bonus. If the Company’s Operating Income for the fiscal year ended June 30, 2007, exceeded the Threshold, his incentive bonus would be equal to 2% of the amount by which the Company’s Operating Income exceeded the Threshold after giving effect to certain other adjustments as stipulated in the Employment Agreement. The Threshold will be increased by 10% each fiscal year. In addition, in the event the Company consummates a major acquisition, the Company and Mr. Kathwari have agreed that they will negotiate in good faith for an appropriate revision to the Threshold in order to properly implement its purpose.

Pursuant to the Employment Agreement, Mr. Kathwari was granted: (i) as of August 1, 2002, ten-year stock options to purchase 600,000 shares of Common Stock, at an exercise price of $31.02 per share (the price of a share of Common Stock on the New York Stock Exchange as of such date), which vested at a rate of 200,000 each year following the date of grant, up to and including August 1, 2005; (ii) as of August 1, 2003, ten-year stock options to purchase 400,000 shares of Common Stock, at an exercise price of $35.53 per share (the price of a share of Common Stock on the New York Stock Exchange as of such date), which vested at a rate of 200,000 each year following the date of grant, up to and including August 1, 2005; and (iii) as of August 1, 2004, ten-year stock options to purchase 200,000 shares of Common Stock, at an exercise price of $37.15 per share (the price of a share of Common Stock on the New York Stock Exchange as of close of business on July 30, 2004, the date the Common Stock was last reported as August 1, 2004 was a Sunday), which vested on August 1, 2005. All options were granted pursuant to the 1992 Stock Option Plan. As of the Record Date, all of the foregoing options are fully vested.

Pursuant to the Employment Agreement, Mr. Kathwari received on each of August 1, 2002, August 1, 2003 and August 1, 2004, 10,500 shares of restricted stock. The shares of restricted stock vested on the third anniversary of the grant date in accordance with a tiered vesting schedule based on the Company’s total return to its stockholders as compared to the total return to holders of common stock of the companies which comprise the Standard & Poor’s 500. Any shares which did not vest were forfeited. As of July 31, 2007, in accordance with the tiered vesting schedule set forth in the Employment Agreement, Mr. Kathwari was deemed vested in no shares related to the August 1, 2004 grant. As of July 31, 2006, in accordance with the tiered vesting schedule set forth in the Employment Agreement, Mr. Kathwari was deemed vested in 4,200 shares related to the August 1, 2003 grant. As of July 31, 2005, in accordance with the tiered vesting schedule set forth in the Employment Agreement, Mr. Kathwari was deemed vested in 8,400 shares related to the August 1, 2002 grant. As of each dividend record date for the Common Stock occurring on or after the date of any grant of shares of restricted stock, but prior to the date such shares become vested or are forfeited, an account established by the Company for the benefit of Mr. Kathwari has been credited with the amount of dividends which would otherwise have been paid with respect to such shares. Amounts credited to the account shall be credited with interest at the rate of 5% per year until distribution. Mr. Kathwari shall be fully vested in all amounts credited to the account, regardless of the subsequent vesting or forfeiture of the shares. The balance credited to Mr. Kathwari’s account shall be distributed to him, in cash, as soon as practicable after the termination of his employment.

Under Mr. Kathwari’s prior employment agreement, the Company established a book account for Mr. Kathwari, which has been credited with 126,000 Stock Units (the “Stock Units”). Following the termination of Mr. Kathwari’s employment, Mr. Kathwari will receive shares of Common Stock equal to the number of Stock Units credited to the account. During the period in which Stock Units are credited to the account, Mr. Kathwari received and will receive dividend-equivalent payments, in cash, equal to the dividends which would otherwise have been paid on the shares of Common Stock represented by the Stock Units.

For fiscal year 2007, Mr. Kathwari received $1,100,000 in base salary, which represents a $164,983 increase from the prior fiscal year and is consistent with the terms of the Employment Agreement. Mr. Kathwari also received an annual incentive bonus for fiscal year 2007 of $168,000 and dividend income of $98,280 from the Stock Units. The payment of the incentive bonus and the dividend income were in accordance with the recommendation and action of the Compensation Committee and terms of the Employment Agreement. For fiscal year 2006, Mr. Kathwari received $935,017 in base salary, which represented a $21,022 increase from the prior fiscal year and is consistent with the terms of the Employment Agreement. Mr. Kathwari also received an annual incentive bonus for fiscal year 2006 of $864,000 and dividend income of $86,940 from the Stock Units. The payment of the incentive bonus and the dividend income were in accordance with the recommendation and action of the Compensation Committee and the terms of the Employment Agreement. For fiscal year 2005, Mr. Kathwari received $913,995 in base salary, which represented a $40,195 increase from the prior fiscal year and was consistent with the terms of the Employment Agreement. Mr. Kathwari also received an annual incentive bonus for fiscal year 2005 of $663,000 and dividend income of $69,300 from the Stock Units. The payment of the incentive bonus and the dividend income were in accordance with the recommendation and action of the Compensation Committee and the terms of the Employment Agreement.

The Employment Agreement is currently in its first extension year. The Compensation Committee and Mr. Kathwari have, over a period of nine months, been discussing the terms of a new employment agreement, including incentive performance components which stockholders are being asked to approve at the Annual Meeting. (See Proposal 4 “Approval of Incentive Performance Components of the New Employment Agreement” below beginning on page 32.) As of October 10, 2007, the Company’ Compensation Committee approved and the independent members of the Company’s Board of Directors ratified, subject to approval by stockholders of the incentive components, the terms of a new employment agreement between the Company and Mr. Kathwari (the “New Employment Agreement”). The form of the New Employment Agreement has not yet been executed. Pursuant to the New Employment Agreement, the Company has agreed to continue to employ Mr. Kathwari and Mr. Kathwari has agreed to remain as Chairman, President and Principal Executive Officer of the Company and Ethan Allen Global, Inc., for a period of approximately five years commencing October 10, 2007, with two automatic one-year extensions commencing on each of July 1, 2012, and July 1, 2013 (each, an “Anniversary Date”), unless notice is given by either Mr. Kathwari or the Company not later than 9 months prior to an Anniversary Date.

To assist in developing the terms of the New Employment Agreement, the Compensation Committee retained Sibson Consulting, and met with such consultant over a period of nine months. Key considerations, in determining Mr. Kathwari’s final compensation package were: (i) identification of a peer group, which included both companies adhering to similar retail models and known competitors of the

Company; (ii) ensuring that the overall level of pay is competitive and appropriate with the market; (iii) ensuring that a substantial portion of the total compensation was tied to long-term incentives; and (iv) creation of parameters that provide for increased compensation based upon the performance of the Company. The consultant analyzed data contained in proxy filings of the peer group as well as published compensation survey data, for a broader group of retail and similarly sized companies. In addition, the Compensation Committee and Mr. Kathwari agreed to include a substantial incentive component in the New Employment Agreement. As a result, a large part of Mr. Kathwari’s potential compensation is in the form of stock options, restricted stock awards, and a bonus based on the Company’s Operating Income, The Compensation Committee believes that Mr. Kathwari’s compensation is appropriate in light of Mr. Kathwari’s contributions to the Company, his responsibility for and implementation of the strategic plan of the Company and the brand as well as his experience within the home furnishings industry, including his knowledge and background with respect to both manufacturing and retailing.

Pursuant to the terms of the New Employment Agreement, Mr. Kathwari will receive a base salary of $1,127,500 per year, subject to an annual increase. The annual increase is based on the Company’s Operating Income as divided by reported sales (“Operating Margin”).

Annual Percentage Increase to Base Salary	Annual Operating Margin
0%	Less than 10%
2%	≥ 10% but < 11%
4%	≥ 11% but < 13%
5%	≥ 13%

Mr. Kathwari will be entitled to an annual incentive bonus based upon the Company’s Operating Income if the bonus arrangement is approved by stockholders. Mr. Kathwari’s incentive bonus for a given fiscal year will be based upon the amount by which the Company’s Operating Income for the fiscal year exceeds the applicable threshold amount specified below; except that the incentive bonus for 2008 shall be based upon the Company’s Operating Income from October 1, 2007 through June 30, 2008 (each a “Threshold”).

Fiscal Year	Threshold
2008	$75 Million
2009	$105 Million
2010	$110 Million
2011	$115 Million
2012	$120 Million
2013	$125 Million
2014	$130 Million

Mr. Kathwari will receive a bonus equal to (i) 1.25% of the first $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, (ii) 2.25% of the second $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, (iii) 2.75% of the third $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, and (iv) 3.25% of any amount greater than $60 million by which the Operating Income exceeds the applicable Threshold.

The Compensation Committee shall make adjustments to the Threshold to reflect certain unusual, non-recurring events, including acquisitions and divestitures.

Pursuant to the New Employment Agreement, Mr. Kathwari shall be granted the following options under the Option Plan: (i) as of October 10, 2007, ten-year stock options to purchase 150,000 shares of

Common Stock, at an exercise price of $34.03 per share (the price of a share of Common Stock on the New York Stock Exchange as of the close of business on the date of grant), which vest at a rate of 50,000 on each June 30th, up to and including June 30, 2010; (ii) as of July 1, 2008, ten-year stock options to purchase 90,000 shares of Common Stock, at an exercise price equal to the price of a share of Common Stock on the New York Stock Exchange as of the close of business on July 1, 2008), which vest at a rate of 45,000 each year following the date of grant, up to and including June 30, 2010; and (iii) as of July 1, 2009, ten-year stock options to purchase 60,000 shares of Common Stock, at an exercise price equal to the price of a share of Common Stock on the New York Stock Exchange as of close of business on July 1, 2009 which vest on June 30, 2010. All options are granted pursuant to the Option Plan.

Pursuant to the New Employment Agreement, Mr. Kathwari will receive on the date stockholders approve the incentive components of the New Employment Agreement, 20,000 shares of restricted stock and will receive an additional 20,000 shares of restricted stock on each of July 1, 2008 and July 1, 2009. The initial grant of 20,000 shares of restricted stock will vest on June 30, 2010 upon the attainment of certain performance targets, as set forth below. Thereafter, the July 1, 2008 grant of 20,000 shares of restricted stock will vest on June 30, 2011 and the July 1, 2009 grant of 20,000 shares of restricted stock will vest on June 30, 2012. All of these restricted stock awards vests in accordance with a tiered vesting schedule based on the Company’s total return to its stockholders as compared to the total return to holders of common stock of the companies which comprise the Standard & Poor’s 500. Any shares which do not vest will be forfeited. As of each dividend record date for the Common Stock occurring on or after the date of any grant of shares of restricted stock, but prior to the date such shares become vested or are forfeited, an account established by the Company for the benefit of Mr. Kathwari shall be credited with the amount of dividends which would otherwise have been paid with respect to such shares. Amounts credited to the account will be credited with interest at the rate of 5% per year until distribution. Mr. Kathwari will be fully vested in all amounts credited to the account, regardless of the subsequent vesting or forfeiture of the shares. The balance credited to Mr. Kathwari’s account will be distributed to him in cash as soon as practicable after the termination of his employment. All shares of restricted stock will become fully vested upon the occurrence of a change in control of the Company or in the event that Mr. Kathwari’s employment is terminated by the Company without “cause” or by Mr. Kathwari “for good reason.”

Pursuant to the New Employment Agreement, on the date stockholders approve the amendment to the Option Plan, Mr. Kathwari will receive an additional 15,000 shares of restricted stock. These shares of restricted stock vest at a rate of 3,000 shares per year over the initial five year term of the New Employment Agreement.

In the event Mr. Kathwari’s employment with the Company is terminated by reason of death or disability, under the Employment Agreement (and the New Employment Agreement, as applicable), he (or his estate) will receive his base salary plus his bonus through the end of the year, along with any deferred compensation, unreimbursed expenses, insurance proceeds and other payments in accordance with Company practices. If Mr. Kathwari’s employment is terminated by the Company without “cause” or by Mr. Kathwari “for good reason”, he will receive his base salary through the end of the term of the Employment Agreement (or the New Employment Agreement, as applicable) and a payment equal to the lesser of $1 million or the bonus payments for two years calculated by reference to the highest bonus previously paid to him, and he will be entitled to settlement of the stock options, which are exercisable within three years after termination. If Mr. Kathwari’s employment is terminated by the Company for “cause” or voluntarily by Mr. Kathwari, he will receive his base salary and bonus prorated through the date of termination, along with any deferred compensation, unreimbursed expenses or any other payment in accordance with Company practices. In connection with each of the foregoing termination payments, Mr. Kathwari will be reimbursed for certain excise and other taxes he is required to pay in respect of such payments.

Change in Control

We maintain a change in control provision with our President and Principal Executive Officer as set forth in the New Employment Agreement to ensure continuity of our leadership in the event of a change in ownership of the Company. Under the New Employment Agreement, the Company pays him in accordance with the terms of the New Employment Agreement including base salary, the aggregate of his two largest bonuses not to exceed $1 million in the aggregate, deferred compensation, reimbursement of expenses and other compensation or benefits owed in accordance with applicable plans, programs or agreements if there is a change in control and his employment is subsequently terminated.

Director Compensation

For fiscal year 2007, all independent directors (as defined in the NYSE Listing Standards) received $20,000 per annum and $3,500 per meeting of the Board of Directors attended in person ($1,000 per meeting attended by telephone). The Chairmen of the Compensation and Nominations/Corporate Governance Committees received an additional $8,000 per annum. The Chairman of the Audit Committee received an additional $10,000 per annum. Each independent director received $2,000 for each committee meeting of the Board of Directors attended in person ($1,000 per meeting attended by telephone) held on a date on which a meeting of the Board of Directors was not held. In addition, independent directors are eligible for awards of options and stock appreciation rights under the Option Plan. 3,000 options were granted in fiscal year 2007 to each independent director. Employee directors do not receive additional compensation for serving on the Board of Directors.

Director Compensation

Name	Fees earned or paid in cash ($)	Option awards ($)	Total ($)
Clinton A. Clark	$49,000	$29,620	$78,620
Kristin Gamble	$32,500	$29,620	$62,120
Horace G. McDonell	$52,000	$29,620	$81,620
Edward H. Meyer	$31,500	$29,620	$61,120
Richard A. Sandberg	$40,000	$29,620	$69,620
Frank G. Wisner	$38,000	$29,620	$67,620

Tax Policy

Section 162(m) of the Internal Revenue Code (the “Code”) limits deductibility of annual compensation in excess of $1 million paid to the Company’s Principal Executive Officer and to each of its next three most highly compensated Named Executive Officers (other than the Principal Financial Officer). However, compensation is exempt from this limit if it qualifies as “performance-based compensation.” In 2001, the Company submitted an amendment to the Option Plan to stockholders, to allow awards thereunder to qualify under the “performance-based compensation” requirements. The Company has also submitted the incentive performance bonus provisions of the New Employment Agreement to its stockholders to allow the bonus to comply with the “performance-based compensation” requirements. It is intended that, if the stockholders approve the incentive components of the New Employment Agreement, the annual incentive bonuses and the performance-vesting restricted stock granted under the New Employment Agreement will also quality as “performance-based compensation” under Section 162(m) of the Code.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selects and hires our independent registered public accounting firm and has appointed KPMG as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2008. KPMG was the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2007. Representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. We are asking you to ratify the appointment of KPMG as our independent registered public accounting firm. Although ratification is not required by our By-laws, the Board of Directors is submitting the appointment of KPMG to you for ratification as a matter of good corporate practice. If the Audit Committee’s appointment is not ratified, it will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

AUDIT FEES

The following table represents a summary of professional fees paid to KPMG for services rendered in connection with: (i) the audit for the Company’s annual financial statements for the fiscal years ended June 30, 2007 and 2006; and (ii) other matters.

	2007	2006
Audit fees(1)	$1,500,000	$1,850,000
Audit-related fees(2)	28,000	23,000
Tax fees(3)	8,000	74,000
All other fees	—	—
Total fees	$1,536,000	$1,947,000

(1)          In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to KPMG for the audit of the Company’s annual financial statements included in the Form 10-K and review of the Company’s interim financial statements included in the Form 10-Qs; for the attestation of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of SOX; and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)          “Audit-related fees” are fees for services related to the performance of the annual audit of the Retirement Plan.

(3)          Tax fees consist of fees incurred in connection with tax compliance, tax advice and tax planning services.

Audit and Non-Audit Engagement Pre-Approval Policy

To help assure the independence of the Company’s independent registered public accounting firm, the Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be approved in advance by the Chairman of the Audit Committee or, in his discretion, the entire Audit Committee. For fiscal year 2007, less than 1% of the Audit-Related Fees, Tax Fees and All Other Fees disclosed above were approved pursuant to the de minimis exception set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

There were no fees incurred related to financial information technology design and implementation. The Audit Committee has determined that the provision of tax and other services by the independent registered public accounting firm is compatible with maintaining their independence.

THE AUDIT COMMITTEE RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2008, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

PROPOSAL 3

AMENDMENT TO THE 1992 STOCK OPTION PLAN

General

Since the Company’s adoption of the Option Plan on March 23, 1993, as amended, and as of the Record Date, the Company has granted 4,969,876 stock options, net of cancellations, as adjusted for the 1997 2-for-1 and 1999 3-for-2 stock splits  (the “Stock Splits”), to employees and directors of the Company, 1,654,843 of which remain outstanding. As of the Record Date, there were 690,563 shares (as adjusted for the Stock Splits) of Common Stock available for grant under the Option Plan. In order to continue to implement the Company’s policy of providing equity incentives to its employees and directors, the Board of Directors has approved an amendment to the Option Plan to permit grants of restricted stock and stock units pursuant to the Option Plan. Approval of this amendment requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereon, and if the amendment does not receive such approval, it will not take effect.

A summary of the material terms of the Option Plan, as amended, is set forth below. This summary should be read with and is subject to the specific terms of the Option Plan as amended, the full text of which is set forth as Appendix A to this Proxy Statement.

Purpose

Awards under the Option Plan are made for the purpose of increasing stockholder value, advancing the interests of the Company, strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable independent directors, and enhancing the Company’s ability to attract, retain and motivate employees. In order to continue to attract, retain and motivate employees, the Committee believes it is in the Company’s best interest to offer equity compensation, in the form of restricted stock or stock units, as well as stock options and stock appreciation rights (“SARs). The Company does not currently have any other equity based plan or compensation plan and believes that in order to align the long-term interests of stockholders, the Company needs to retain flexibility in the type of equity based compensation that it grants to its employees and directors.

Administration

The Option Plan is administered by the Compensation Committee, or such other committee of the Board of Directors as the Board may determine (the “Committee”). Subject to the provisions of the Option Plan, the Committee has all powers with respect to the administration of the Option Plan, including, without limitation, full power and authority to determine those eligible individuals who are to receive awards under the Option Plan and the type and amount of such awards, to interpret the provisions of the Option Plan and any agreement evidencing any award under the Option Plan and to resolve all questions arising under the Option Plan.

Shares Subject to the Stock Option Plan

In the event of any exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Option Plan, that number of shares of Common Stock that was subject to the award but not delivered shall again be available for awards under the Option Plan. In addition, in the event of any merger, consolidation, reorganization, recapitalization, spinoff, split-up, stock dividend, stock split, reverse stock split, repurchase, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares of stock which are or may be subject to awards under the Option Plan and the terms of any outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to participants under the Option Plan.

The following additional limits apply to awards under the Option Plan: (i) the maximum number of shares of Common Stock that may be covered by Options and SARs granted to any one individual during any fiscal year of the Company shall be 500,000 shares, (ii) the maximum number of shares that may be covered by Options that are intended to be incentive stock options is the maximum number of shares of Common Stock available for issuance under the Option Plan, and (iii) in the case of any Restricted Stock awards that are intended to constitute “performance-based compensation” (discussed below), the maximum number of shares of Common Stock that may be delivered to any one individual with respect to such awards granted during any fiscal year of the Company shall be 500,000 shares.

Who May Participate in the Option Plan

Directors and employees of the Company are eligible to receive awards pursuant to the terms of the Option Plan. Awards granted to independent directors and employees under the Option Plan are determined by the Committee. The Committee determines which individuals will be granted awards, the type of award, the number of shares and other terms and conditions applicable to the grants.

Types of Awards

Options

The Committee may grant to participants options to purchase shares of Common Stock. Options granted under the Option Plan may be either incentive stock options as defined in Section 422 of the Code or non-qualified stock options. Incentive stock options may be granted only to employees of the Company and its Subsidiaries (as defined in the Code) and are subject to the limitation, among others, that the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) will not exceed $100,000. Options that do not meet these requirements will be treated as non-qualified stock options.

SARs

The Committee may grant to participants SARs, which entitle the participant to receive the amount (in cash or stock) by which the fair market value of a specified number of shares of Common Stock on the exercise date exceeds an exercise price established by the Committee at the date of grant. The exercise price for an SAR may not be less than the fair market value of as share of Common Stock on the date the SAR is granted.

Restricted Stock and Stock Units

The Committee may grant to participants shares of restricted stock or stock units. “Restricted Stock” is a grant of Common Stock which is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant, or achievement of performance or other objectives, as determined by the Committee. A “Stock Unit” is the right to receive a share of Common Stock in the future, subject to satisfaction of the same type of conditions as may apply to Restricted Stock. Shares of Restricted Stock and Stock Units awarded under the Option Plan are be subject to such conditions, restrictions and contingencies as the Committee shall determine, including provisions relating to dividend or dividend equivalent rights.

Performance-Based Compensation

To the extent provided by the Committee, Restricted Stock or Stock Units may be “performance-based” within the meaning of IRS rules and regulations. In order to be performance-based, the award must satisfy certain requirements set forth in the Internal Revenue Code and applicable regulations. If the award is designated as a performance-based award, it must be conditioned on the achievement of one more performance targets established by the Committee. These targets may be based on corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the following “Performance Criteria”: (a) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or non-recurring items or book value per share (which may exclude nonrecurring items) or net earnings; (b) pre-tax income or after-tax income; (c) earnings per share (basic or diluted); (d) operating profit; (e) revenue, revenue growth or rate of revenue growth; (f) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (g) returns on sales or revenues; (h) operating expenses; (i) stock price appreciation; (j) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (k) implementation or completion of critical projects or processes; (l) economic value created; (m) cumulative earnings per share growth; (n) operating margin or profit margin; (o) stock price or total stockholder return; (p) cost targets, reductions and savings, productivity and efficiencies; (q) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (r) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (s) funds from operations (FFO) or funds available for distribution (FAD); (t) economic value added (or an equivalent metric); (u) stock price performance; (v) improvement in or attainment of expense levels or working capital levels; or (w) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no vesting or payment will occur, levels of performance at which specified vesting or payment will occur, and a maximum level of performance above which full vesting or payment will occur. Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the

Committee; provided that the Committee shall have the authority to exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events and the cumulative effects of tax or accounting principles and identified in financial statements, notes to financial statements, management’s discussion and analysis or other SEC filings.

Exercise and Settlement of Awards; Exercise Price; Termination of Awards

Awards granted pursuant to the Option Plan are evidenced by agreements in such form as the Committee may from time to time establish. Generally, to the extent applicable, each agreement states the number of shares covered thereby, the exercise or grant price (which will not be less than the closing price of the Common Stock on the NYSE or such other principal exchange on which the Common Stock may be trading on the date of grant), the time or times during which each award is exercisable, vested or settled, the expiration date of the award, the form of payment which may be used upon exercise of a stock option, whether a stock option is an incentive stock option or a non-qualified stock option and, in the case of a Stock Unit, when the unit will be settled and whether it will be settled in Common Stock or cash. Awards granted under the Option Plan vest at a rate determined by the Committee. Options granted under the Option Plan may not be re-priced. On the Record Date, the closing price of the Common Stock on the NYSE was $33.23 per share.

An Option or SAR may be exercised in whole or in part (but for the purchase of whole shares only) from time to time by written notice to the Principal Executive Officer of the Company or his appointees which states the number of shares being exercised. Subject to the terms of the award agreement payment of the exercise price may be made in cash, check or in outstanding shares of Common Stock (valued as of the date of exercise) or in a combination of such methods and must accompany the exercise notice. The exercise date of an Option or SAR is the date elected by the optionee, but not earlier than the date on which the Company receives the notice from the participant.

Awards of options, stock units and SARs do not give any person holding any such award any privileges as a stockholder of the Company with respect to any shares of Common Stock subject to the award until the date of issuance of shares upon exercise or vesting.

Options awarded under the Option Plan expire on the earlier of the date 10 years after the date of grant or the earlier date specified in the award agreement.

All outstanding awards become immediately exercisable and vested if a Business Combination (as defined in Article Fifth of the Company’s Restated Certificate of Incorporation) occurs and is consummated and the disinterested directors of the Company either do not approve such Business Combination in accordance with Article Fifth, or do approve such Business Combination and so authorize such immediate exercisability in connection with such Business Combination.

Withholding

All distributions under the Option Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. To the extent provided by the Committee, a participant may elect to have any distribution otherwise required to be made under the Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the Participant to fulfill any tax withholding obligation.

Duration of the Option Plan; Amendment; Certain Transactions

The amended Option Plan would remain in effect as long as any awards that were made under it remain outstanding. However, no awards can be granted under the amended Option Plan after November 30, 2012.

The amended Option Plan may be amended or terminated by the Board at any time, except that no such amendment or termination shall: (i) increase or decrease the number of shares reserved thereunder without stockholder approval; (ii) increase or decrease the individual limits applicable to participants, (iii) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted; (iii) alter or impair the rights of holders with respect to awards previously made under the Option Plan without the consent of the holders thereof or (iv) make any change that would disqualify the grants made under the Option Plan, intended to be so qualified, from the exemption provided by Rule 16b-3 of the Exchange Act. The foregoing restrictions on adjustments to the maximum number of shares reserved or the applicable limits do not apply in the context of adjustments as the result of corporate reorganizations.

Assignment; Death of Holder

The Option Plan provides that, except as otherwise provided by the Committee, an award is exercisable only by the holder and is not assignable or transferable during the lifetime of a holder. If the holder dies, his or her outstanding Options and SARs will be exercisable for 120 days thereafter (unless otherwise provided by the Committee) by his or her executors or administrators to the full extent to which such award was exercisable by the holder at the time of his or her death.

Awards Granted

All current directors who are not Named Executive Officers, as a group, have been granted 210,500 stock options; and all employees, including all current officers who are not Named Executive Officers, as a group, have been granted 1,229,987, stock options. All Named Executive Officers as a group have been granted 3,973,604 stock options. No SARs have been awarded under the Option Plan. A total of 444,215 stock options have been canceled.

In addition, if the amendment to the Option Plan to permit the grant of restricted stock under the Option Plan is approved by stockholders, Mr. Kathwari will be entitled to receive awards of restricted stock under the Option Plan in respect of 15,000 shares which vest over time and an aggregate of 60,000 shares which vest upon attainment of performance targets.

Certain Federal Income Tax Consequences

The following summarizes the federal income tax consequences to participants who may receive awards under the Option Plan. This description of tax consequences is based upon present federal tax laws and regulations. A participant may also be subject to state and local taxes in connection with the grant of awards under the Option Plan. The Company recommends that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Non-Qualified Stock Options.   The grant of a non-qualified stock option to an optionee will not itself be a taxable event, and the optionee will not be subject to any income tax consequences with respect to such option unless and until the option is exercised. Upon the exercise of a non-qualified stock option, the optionee will generally recognize ordinary compensation income equal to the “spread” between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of the Common Stock, the optionee will recognize a short-term or long-term capital gain or loss equal to the difference between the fair market value of the shares on the date of exercise and the fair market value at disposition, depending on the length of time the shares are held.

Incentive Stock Options.   The grant of an incentive stock option to an employee will not itself be a taxable event. In addition, in contrast to the exercise of a non-qualified stock option, the exercise of an incentive stock option will not cause an optionee to recognize taxable income for regular income tax purposes. If the optionee holds the shares acquired upon exercise of the incentive stock option for a minimum of two years from the date of the grant of the incentive stock option and for at least one year after exercise, any gain realized by the optionee on the subsequent sale of such shares will be treated as long-term capital gain. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the shares are sold or otherwise disposed of prior to the expiration of such periods, then the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the amount paid for such shares, and the Company generally will be entitled to a corresponding deduction. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

The excess of the fair market value of the Common Stock on the date of exercise of an incentive stock option over the exercise price is an adjustment which increases alternative minimum taxable income, the base upon which alternative minimum tax is computed. In determining the amount of gain or loss recognized on the later disposition of stock acquired pursuant to the exercise of an incentive stock option, the tax basis of the stock for alternative minimum tax purposes (but not regular tax purposes) is increased by the excess of the fair market value of the stock over the option price at the time of exercise.

Stock Appreciation Rights.   A participant will not realize taxable income at the time of the grant of an SAR. Upon exercise, however, the participant will generally realize ordinary income in the amount that the fair market value of the Common Stock on the date of exercise exceeds its fair market value on the date of grant. The Company generally will be entitled to a corresponding deduction in the year of exercise.

Restricted Stock.   A participant who has been granted a Restricted Stock Award under the Option Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if (i) the award is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant or achievement of other objectives, and (ii) the restrictions constitute a “substantial risk of forfeiture” for Federal income tax purposes. Upon the vesting of shares subject to the award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restricted period will also be compensation income to the participant and deductible as such by the Company.

Stock Units.   The fair market value of any Common Stock or other property a participant receives in connection with Stock Unit awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to a corresponding deduction at the time the participant recognizes income.

Section 162(m) of the Code.   Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to the Company’s Principal Executive Officer and to each of its next three most highly compensated Named Executive Officers (other than the Principal Financial Officer) may be limited to the extent that it exceeds $1 million in any one year. The Company can deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m) of the Code. For awards of restricted stock and stock units made under the Option Plan to qualify as “performance-based compensation”, the amendment to the Option Plan, which includes the addition of the performance criteria and individual limits on awards described above, must be approved by stockholders. The Company contemplated that the payment of certain awards of restricted stock and stock units that vest upon the attainment of performance goals will be eligible for a federal income tax deduction by the Company.

   THE BOARD OF DIRECTORS RECOMMNDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY CARD.

PROPOSAL 4

APPROVAL OF INCENTIVE PERFORMANCE COMPONENTS
OF THE NEW EMPLOYMENT AGREEMENT

The Company’s stockholders are being asked to approve the incentive performance components (the “Incentive Components”) of the New Employment Agreement between the Company and Mr. Kathwari. The Compensation Committee has unanimously approved and the independent members of the Company’s Board of Directors have ratified the terms of the New Employment Agreement, subject to stockholder approval of the Incentive Components, which includes both the performance based bonuses and restricted stock grants that vest when performance targets are met. This Proposal 4 does not purport to summarize the entire New Employment Agreement. For a full description of the New Employment Agreement, see Employment Agreements above beginning on page 20.

The Company has had a longstanding practice of linking key employees’ compensation to corporate performance. This increases employee motivation to improve stockholder value as the employees’ rewards are directly related to the Company’s success. A performance-based incentive arrangement rewards key employees for achieving objectives for the financial performance of the Company and/or its business units. The purposes of the Incentive Components in Mr. Kathwari’s New Employment Agreement are: (i) to motivate Mr. Kathwari to further improve stockholder value by linking a portion of his compensation to the Company’s on-going financial performance; (ii) to reward Mr. Kathwari for greatly improving the Company’s financial performance; and (iii) to help retain the services of Mr. Kathwari.

Under the terms of the New Employment Agreement, Mr. Kathwari will be entitled to an annual incentive bonus based upon the Company’s Operating Income. The Company’s Operating Income will be as set forth in the Company’s financial statement as of June 30th of each fiscal year adjusted by adding thereto the charges, expenses or accruals, if any, charged against such operating income for (1) non-recurring or extraordinary items, (2) incentive bonuses under the New Employment Agreement, (3) the issuance to the Company’s executives, managers, employees, dealers and other business associates of capital stock of the Company, or the issuance to, or exercise by, such persons of options, warrants or other rights to acquire capital stock of the Company, or stock appreciation rights of the Company or similar equity equivalents, including in respect of the restricted stock awards and the stock options contemplated by the New Employment Agreement, and (4) any increased depreciation, amortization or other changes resulting from purchase accounting adjustments (provided, however, that no such adjustments will be made under this clause (4) with respect to acquisitions occurring prior to the effective date of the New Employment Agreement) (“Operating Income”). The calculation of Operating Income will be confirmed by the Company’s independent public accountants or any other independent, recognized financial or accounting expert retained by the Compensation Committee. Mr. Kathwari’s incentive bonus for a given fiscal year will be based upon the amount by which the Company’s Operating Income for the fiscal year exceeds the applicable threshold amount specified below; except that the incentive bonus for 2008 shall be based upon the Company’s Operating Income from October 1, 2007 through June 30, 2008 (each a “Threshold”).

Fiscal Year	Threshold
2008	$75 Million
2009	$105 Million
2010	$110 Million
2011	$115 Million
2012	$120 Million
2013	$125 Million
2014	$130 Million

Mr. Kathwari will receive a bonus equal to (i) 1.25% of the first $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, (ii) 2.25% of the second $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, (iii) 2.75% of the third $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, and (iv) 3.25% of any amount greater than $60 million by which the Operating Income exceeds the applicable Threshold.

The Compensation Committee shall make adjustments to the threshold to reflect certain unusual, non-recurring events, including acquisitions and divestitures.

Pursuant to the New Employment Agreement, Mr. Kathwari will receive on the date stockholders approve the Incentive Components of the New Employment Agreement, 20,000 shares of restricted stock and will receive an additional 20,000 shares of restricted stock on each of July 1, 2008 and July 1, 2009. The initial grant of 20,000 shares of restricted stock will vest on June 30, 2010 upon the attainment of certain performance targets, as set forth below. Thereafter, the July 1, 2008 grant of 20,000 shares of restricted stock will vest on June 30, 2011 and the July 1, 2009 grant of 20,000 shares of restricted stock will vest on June 30, 2012. The restricted stock vests in accordance with a tiered vesting schedule based on the Company’s total return to its stockholders as compared to the total return to holders of common stock of the companies which comprise the Standard & Poor’s 500. Any shares which do not vest will be forfeited. As of each dividend record date for the Common Stock occurring on or after the date of any grant of shares of restricted stock, but prior to the date such shares become vested or are forfeited, an account established by the Company for the benefit of Mr. Kathwari shall be credited with the amount of dividends which would otherwise have been paid with respect to such shares. Amounts credited to the account will be credited with interest at the rate of 5% per year until distribution. Mr. Kathwari will be fully vested in all amounts credited to the account, regardless of the subsequent vesting or forfeiture of the shares. The balance credited to Mr. Kathwari’s account will be distributed to him in cash as soon as practicable after the termination of his employment. All shares of restricted stock will become fully vested upon the occurrence of a change in control of the Company or in the event that Mr. Kathwari’s employment is terminated by the Company without “cause” or by Mr. Kathwari “for good reason.”

Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its next three most highly compensated Named Executive Officers (other than the Principal Financial Officer) may be limited to the extent that it exceeds $1 million in any one year. The Company can deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m) of the Code. For the Incentive Component, to qualify as “performance-based compensation” and to be paid under the New Employment Agreement, the Incentive Components of the New Employment Agreement must be approved by stockholders. The New Employment Agreement is intended to permit the Company to pay incentive compensation which qualifies as “performance-based compensation”, thereby permitting the Company to receive a federal income tax deduction for the payment of such incentive compensation.

If approved by stockholders, the Incentive Components will be effective as follows: (i) for the bonus performance period commencing October 1, 2007 and ending June 30, 2008 and for the six following fiscal years, assuming the two one-year extensions are exercised, unless the New Employment Agreement is sooner terminated; and (ii) for the restricted stock grant, performance periods October 1, 2007 through June 30, 2010, July 1, 2008 through June 30, 2011 and July 1, 2009 through June 30, 2012.

THIS SUMMARY OF THE INCENTIVE PROVISIONS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DESCRIPTION OF THE NEW EMPLOYMENT AGREEMENT LOCATED UNDER EXECUTIVE COMPENSATION—EMPLOYMENT AGREEMENTS BEGINNING ON PAGE 20.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INCENTIVE PERFORMANCE COMPONENTS OF THE NEW EMPLOYMENT AGREEMENT, WHICH IS DESIGNATED AS PROPOSAL NO. 4 ON THE ENCLOSED PROXY CARD.

OTHER MATTERS

Proxy Solicitation Expense

The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company has engaged Morrow & Co., Inc., located at 470 West Avenue, Stamford, Connecticut 06902, a professional proxy solicitation firm, to provide customary solicitation services for a fee of $6,000 plus expenses. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on at the Annual Meeting. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

Stockholder Proposals and Nomination of Directors

Nominations of persons for election to the Board of Directors along with stockholder proposals may be made at any annual meeting of stockholders by any stockholder of the Company: (i) who is a stockholder of record on the date of the giving of the notice and on the Record Date; and (ii) who complies with the notice procedures.

For the nomination or proposal to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the date of the annual meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Nomination

To be in proper written form, a stockholder’s notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder; (ii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their name) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings or solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Proposal

To be in proper written form, a stockholder’s notice to the Secretary must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2008 annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of Common Stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class or series and number of shares of Common Stock of the Company which are beneficially owned by the stockholder. In addition the notice must set forth the reasons for conducting such proposed business at the 2008 annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the 2008 annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2008 annual meeting of stockholders will not be considered.

The Company currently intends to hold its 2008 annual meeting of stockholders on or about November 11, 2008. In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, to be included in the Company’s proxy statement to be issued in connection with the 2008 annual meeting of stockholders, such proposal must be received by the Company no later than June 12, 2008. Any proposal(s) or nomination(s) to be submitted that do not comply with Rule 14a-8 promulgated under the Exchange Act may be omitted. Any stockholder proposal or nomination for the 2008 annual meeting of stockholders submitted outside the submission date will be deemed untimely for purposes of Rule 14a-4(c)(i). Proxies for that meeting may confer discretionary authority to vote on untimely proposals without express direction from the stockholders giving the proxies.

We will send you a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 without charge if you send a written request to Office of the Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC’s website at www.sec.gov or on our website at www.ethanallen.com/investors.

Other Business

The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company’s Notice enclosed herewith. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matters will require for its approval the affirmative vote of the majority in interest of the stockholders present in person or by proxy at the Annual Meeting where a quorum is present, or such greater vote as may be required by the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws or the General Corporation Law of the State of Delaware.

By Order of the Board of Directors,
Pamela A. Banks
Secretary
Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut 06811
October 17, 2007

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY CARD in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

Appendix A

ETHAN ALLEN INTERIORS INC.
AMENDED AND RESTATED 1992 STOCK OPTION PLAN
(November 13, 2007)

1.     Purpose.   The purpose of this Ethan Allen Interiors Inc. 1992 Stock Option Plan (the “Plan) is to increase stockholder value, to advance the interests of Ethan Allen Interiors Inc. (the “Company”), its subsidiary, Ethan Allen Inc. (“Ethan Allen”) and its and Ethan Allen’s other subsidiaries and affiliates (collectively, the “Subsidiaries”), to strengthen the Company’s ability to attract and retain the services of experienced and knowledgeable independent directors to enhance the Company’s, and its Subsidiaries’ ability to attract, retain and motivate employees, and to provide such directors and employees with an opportunity to acquire an equity interest in the Company.

2.     Administration.

2.1   Administration, Generally.   Subject to the terms and conditions of the Plan, the Plan shall be administered by the Compensation Committee of the Company’s Board of Directors, or by such other committee of the Board as the Board may determine (the “Committee”).

2.2   Authority.   Subject to the terms and conditions of the Plan, the Committee shall have the authority to (a) manage and control the operation of the Plan, (b) interpret and construe the provisions of the Plan or the provisions of any award under the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, (c) make awards under the Plan, in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate, including, without limitation, awards which are made in combination with or in tandem with other awards (whether or not contemporaneously granted), (d) modify the terms of, cancel and reissue, or repurchase outstanding awards, (e) prescribe the form of, agreement, certificate or other instrument evidencing any award under the Plan, (f) correct any defect or omission and reconcile any inconsistency in the Plan or in any award hereunder, and (g) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan; provided, however, that the Committee shall not have the authority to decrease the exercise price of outstanding Stock Options or SARs (repricing). Notwithstanding the foregoing provisions of this subsection 2.2, the Chief Executive Officer (“CEO”) of the Company shall submit his recommendation for awards under the Plan to the Committee or, if no such Committee exists, to the Company’s Board of Directors (the “Board”). The Committee, or the Board, if no such Committee shall exist, shall duly consider the recommendations of the CEO, and shall have the authority to accept, modify or reject the CEO’s recommendation, or to request the CEO to reconsider such recommendation or to request the CEO to reconsider such recommendation. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons.

3.     Participation.   Subject to the terms and conditions of Section 2 and the remainder of the Plan, the Committee shall determine and designate from time to time the directors of the Company and employees of the Company and its Subsidiaries who shall receive awards under the Plan (“Participants”). The granting of awards, if any, and the size of such awards are purely discretionary, and, no employee or director shall have any right or privilege to be considered as a Participant, and no Participant shall have any right or privilege, or be deemed to have an expectation of being, recommended for an award.

4.     Shares Subject to the Plan.

4.1   Number of Shares Reserved.   Shares of common stock, $.01 par value, of the Company (“Common Stock”) shall be available for awards under the Plan. To the extent provided by resolution of the Board, such shares may be uncertificated. Subject to adjustments in accordance with subsections 4.2 and 4.3 for events occurring after October 10, 2007, the aggregate number of shares of Common Stock available for awards under the Plan (including any Stock Options which are intended to be Incentive Stock Options) shall be equal to 6,487,867.

4.2   Reusage of Shares.

(a)   In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Plan, that number of shares of Common Stock that was subject to the award but not delivered shall again be available for awards under the Plan.

(b)   Notwithstanding the provisions of paragraph (a), the following shares shall not be available for reissuance under the Plan: (i) shares which are withheld from any award or payment under the Plan to satisfy tax withholding obligations (as described in paragraph 8.5(e)); (ii) shares which are surrendered to fulfill tax obligations (as described in paragraph 8.5(e)); and (iii) shares which are surrendered in payment of the Option Price (as defined in subsection 6.1) upon the exercise of a Stock Option.

4.3   Adjustments to Shares Reserved.   In the event of any merger, consolidation, reorganization, recapitalization, spinoff, split-up, stock dividend, stock split, reverse stock split, repurchase, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards (including the price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Participants under the Plan.

4.4   Individual Limits.   The maximum number of shares of Common Stock that may be covered by Options and SARs granted to any one individual during any fiscal year of the Company shall be 500,000 shares (subject to adjustment in accordance with subsection 4.3). For Restricted Stock or Stock Unit awards that are intended to constitute “Performance-Based Compensation” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations thereunder, the maximum number of shares of Common Stock that may be delivered to any one individual with respect to such awards granted during any fiscal year of the Company shall be 500,000 shares (subject to adjustment in accordance with subsection 4.3).

5.     Restricted Stock and Stock Units.

5.1   Awards.   Subject to the terms and conditions of the Plan, there shall be designated the Participants to whom shares of Restricted Stock or Stock Units are to be awarded under the Plan, shall determine the number and terms of the shares of Restricted Stock to be awarded to each of them and, with respect to an award of a Stock Unit, the number of shares of Common Stock covered by the Stock Unit. For purposes of the Plan, “Restricted Stock” is a grant of Common Stock which Common Stock is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee. For purposes of the Plan, a “Stock Unit” is a grant of a right to receive a share of Common Stock in the future upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

5.2   Restrictions.   Shares of Restricted Stock and Stock Units awarded under the Plan shall be subject to such conditions, restrictions and contingencies as the Committee shall determine, including provisions relating to dividend or dividend equivalent rights.

5.3   Performance-Based Compensation.   The Committee may designate an award of Restricted Stock or a Stock Unit granted to any Participant as Performance-Based Compensation. To the extent required by section 162(m) of the Code, any award that is so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Criteria (described in subsection 5.3). At the time of grant, the Committee shall designate whether an award of Restricted Stock or an award of a Stock Unit is intended to constitute Performance-Based Compensation.

5.4   Performance Criteria.   For purposes of the Plan, “Performance Criteria” shall mean performance targets based on one or more of the following criteria: (a) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or non-recurring items or book value per share (which may exclude nonrecurring items) or net earnings; (b) pre-tax income or after-tax income; (c) earnings per share (basic or diluted); (d) operating profit; (e) revenue, revenue growth or rate of revenue growth; (f) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (g) returns on sales or revenues; (h) operating expenses; (i) stock price appreciation; (j) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (k) implementation or completion of critical projects or processes; (l) economic value created; (m) cumulative earnings per share growth; (n) operating margin or profit margin; (o) stock price or total stockholder return; (p) cost targets, reductions and savings, productivity and efficiencies; (q) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (r) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (s) funds from operations (FFO) or funds available for distribution (FAD); (t) economic value added (or an equivalent metric); (u) stock price performance; (v) improvement in or attainment of expense levels or working capital levels; or (w) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occurs, and a maximum level of performance above which full vesting will occur. Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events and the cumulative effects of tax or accounting principles and identified in financial statements, notes to financial statements, management’s discussion and analysis or other SEC filings.

6.     Stock Options.

6.1   Awards.   Subject to the terms and conditions of the Plan, there shall be designated the Participants to whom options to purchase shares of Common Stock (“Stock Options”) are to be awarded under the Plan and shall determine the number, type and terms of the Stock Options to be awarded to each of them; provided however, that each Stock Option shall expire on the earlier of the date provided by the option terms or the date which is 10 years after the date of grant. The option price per share (the “Option Price”) for any Stock Option awarded shall not be less than the greater of par value or the Fair Market Value of a share of Common Stock on the date the Stock Option is awarded. Each Stock Option awarded under the Plan shall be a “nonqualified stock option” for tax purposes unless the Stock Option satisfies all of the requirements of section 422 of the Code and the Committee designates such Stock Option as an Incentive Stock Option.

6.2   Manner of Exercise.   A Stock Option may be exercised, in whole or in part, by giving written notice to the CEO (or his or her designee) prior to the date on which the Stock Option expires; provided, however, that a Stock Option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such shares in such form and manner as the Committee may from time to time approve.

7.     Stock Appreciation Rights.

7.1   Awards.   Subject to the terms and conditions of the Plan, there shall be designated the Participants to whom stock appreciation rights (“SARs”) are to be awarded under the Plan and shall determine the number and terms of the SARs to be awarded to each of them; provided, however, that each SAR shall expire on the earlier of the date provided by the terms of the SAR or the date which is 10 years after the date of grant.

7.2   Payment.   Subject to the terms and conditions of the Plan, upon exercise of an SAR, a Participant shall be entitled to receive that number of shares of Common Stock having a Fair Market Value (as of the date of exercise) equal to the product of:

(a)    the number of shares of Common Stock as to which the SAR is exercised; and

(b)   the excess of the Fair Market Value (as of the date of exercise) of a share of Common Stock over the exercise price of the SAR;

provided, however, that, in lieu of fractional shares of Common Stock, a Participant shall be entitled to receive an appropriate cash payment; and provided further that the Committee, in its sole discretion, may elect to settle the SAR (or any portion thereof) in cash equal to the Fair Market Value on the exercise date of any or all of the shares of Common Stock that would otherwise be issuable upon exercise.

7.3   Manner of Exercise.   An SAR may be exercised, in whole or in part, by giving written notice to the CEO (or his or her designee) prior to the date on which the SAR expires. Such notice shall specify the number of shares with respect to which the SAR is exercised. As soon as practicable after receipt of such notice, the Company shall deliver to the Participant certificates for the shares of Common Stock or cash, or both, to which the Participant is entitled pursuant to subsection 7.2.

8.     General.

8.1   Effective Date.   The Plan shall be effective as of March 23, 1993.

8.2   Duration.   The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan on any date after November 30, 2012.

8.3   Non-transferability of Awards; Other Agreements.   Except as otherwise provided by the Committee, no award made under the Plan may be transferred, pledged or assigned by the holder thereof (except in the event of the holder’s death, by will or the laws of descent and distribution) and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. During a Participant’s lifetime, awards may be exercised only by him or by his guardian or legal representative. Awards under the Plan, including any Stock Options, SARs, Restricted Stock, Stock Units and Common Stock issued in connection with Stock Options, SARs, Stock Units or otherwise, will also be subject to any other agreements entered into, from time to time, by the Participant and the Company.

8.4   Effect of Termination of Employment or Death.   In the event that a Participant ceases to be an employee of the Company as a result of his or her death any Stock Options or SARs then outstanding may be exercised or shall expire 120 days thereafter, and therefore may be exercised by such Participant’s estate within 120 days thereafter, unless otherwise provided in accordance with the terms of the award. In the event that a Participant, who is an employee, ceases to be an employee of the Company for any reason, other than death) any Stock Options or SARs then outstanding may be exercised or shall expire 90 days thereafter, and therefore may be exercised by such Participant within 90 days thereafter, unless otherwise provided in accordance with the terms of the award.

8.5   Compliance with Applicable Law and Withholding.

(a)    Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

(b)   Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

(c)    With respect to any person who is subject to section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any award under the Plan that it deems necessary or desirable to comply with the requirements of Rule 16b-3.

(d)   If, at any time, the Company, in its sole discretion, determines that the listing, registration or qualification (or any updating of any such document) of any award, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any award or the issuance of shares of Common Stock pursuant to any award, such award shall not be made and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

(e)    All awards and payments under the Plan which are made to employees of the Company are subject to withholding of all applicable taxes and the Company shall have the right to withhold from any such award under the Plan or to collect as a condition of any payment under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any distribution otherwise required to be made under the Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the Participant to fulfill any tax withholding obligation.

8.6   No Continued Employment.   The Plan does not constitute a contract of employment or continued service, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of the Company or the right to continue as a director of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

8.7   Treatment as a Stockholder.   Any award to a Participant under the Plan shall not create any rights in such Participant as a stockholder of the Company until shares of Common Stock are registered in the name of the Participant.

8.8   Amendment and Termination of the Plan.   The Board may, at any time and in any manner, amend, alter, suspend, discontinue, or terminate the Plan or any award outstanding under the Plan; provided however, that no such amendment, alteration, suspension, discontinuance or termination shall:

(a)    increase or decrease the number of shares reserved under subsection 4.1 without stockholder approval (other than increases of decreases resulting from the application of subsection 4.3);

(b)   increase or decrease the individual limits under subsection 4.4 (other than increases or decreases resulting from the application of subsection 4.3) or the Performance Criteria set forth in subsection 5.4 without stockholder approval;

(c)    be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted;

(d)   alter or impair the rights of Participants with respect to awards previously made under the Plan without the consent of the holder thereof; or

(e)    make any change that would disqualify the Plan, intended to be so qualified, from the exemption provided by Rule 16b-3.

8.9   Immediate Acceleration of Incentives.   Notwithstanding any provision in this Plan to the contrary or the normal terms of vesting under any award, all outstanding Stock Options and SARs will become immediately exercisable, all Stock Units shall be immediately vested and all outstanding shares of Restricted Stock will be immediately vested if a Change in Control occurs. For purposes of this Plan, a “Change in Control” shall have occurred if a Business Combination (as defined in Article Fifth of the Company’s Certificate of Incorporation) occurs and is consummated and the disinterested directors of the Company either do not approve such Business Combination in accordance with Article Fifth, or do approve such Business Combination and so authorize such immediate exercisability in connection with such Business Combination.

8.10 Definition of Fair Market Value.   Except as otherwise determined by the Committee, the “Fair Market Value” of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on The National Association of Securities Dealers’ New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on the New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) (the “Composite Tape”) on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable).

8.11 Other Agreements.   All Options, SARS, Restricted Stock, Stock Units and shares of Common Stock issued in respect thereof, will be subject to any other agreements, if any, between the Company and a Participant that is issued awards hereunder.

ETHAN ALLEN INTERIORS INC. ETHAN ALLEN DRIVE P.O. BOX 1966 DANBURY, CT 06811

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Ethan Allen Interiors Inc.

in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark,  sign  and  date  your  proxy  card  and  return  it  in  the  postage-paid envelope we have provided or return it to Ethan Allen Interiors Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ETHAL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ETHAN ALLEN INTERIORS INC.

BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” PROPOSALS 1, 2, 3 & 4.

Vote On Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. PROPOSAL TO ELECT DIRECTORS:
Nominees:
01) CLINTON A. CLARK	☐	☐	☐
02) KRISTIN GAMBLE
03) EDWARD H. MEYER

Vote  On  Proposals

		For	Against	Abstain
2.	PROPOSAL TO RATIFY KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR.	☐	☐	☐

3.	AMENDMENT TO THE 1992 STOCK OPTION PLAN.	☐	☐	☐

4.	PROPOSAL TO APPROVE THE INCENTIVE PERFORMANCE COMPONENTS OF THE NEW EMPLOYMENT AGREEMENT.	☐	☐	☐

Please sign exactly as your name or names appear(s) hereon. For joint accounts each owner should sign.  When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated.    ☐

Please indicate if you plan to attend this meeting.   Yes ☐   No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ETHAN ALLEN INTERIORS INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 13, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”) hereby appoints Horace G. McDonell and Frank G. Wisner as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the Ethan Allen Interiors Inc. International Corporate Headquarters at Ethan Allen Drive, Danbury, CT., 06811 on Tuesday, November 13, 2007, at 9:00 a.m., local time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” EACH OF THE OTHER PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE